Exhibit 10.2 CONFIDENTIAL TREATMENT REQUESTED – EDITED COPY
AGREEMENT FOR SERVICES

This AGREEMENT FOR SERVICES is made this __ day of November, 2003 (the “Effective Date”) by and between Avid Bioservices, Inc., a Delaware corporation, (hereinafter referred to as “AVID”), having its principal office at 14282 Franklin Avenue, Tustin, CA 92780, USA and Hyalozyme Therapeutics, Inc, a California corporation, (hereinafter referred to as "COMPANY"), having its principal office at 11588 Sorrento Valley Road, Suite-17, San Diego, CA 92121, USA.

1. DEFINITIONS

    In this Agreement:

(a) "Act" means the current good manufacturing practices and general biological standards as promulgated under the United States Federal Food, Drug, and Cosmetic Act at 21 C.F.R. et seq., as the same may be amended from time to time.

(b) "Affiliate" means, with respect to either Party, any corporation or other business entity controlled by, controlling, or under common control with, such Party. For this purpose, "control" shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or income interest in such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

(c) "Agreement" means this Agreement for Services together with the Proposal for Development as the same may be amended as provided herein from time to time as well as the Material Transfer Agreement of November 12, 2003, (the “MTA”) that the Parties have entered into with respect to the materials to be provided in connection with production of the Product hereunder.

(d) “AVID Know-How” shall mean all technical and other information owned or controlled by AVID, which relate to the services provided by AVID under this Agreement and is would be reasonably necessary by COMPANY or a third party to make Product.

(e) “AVID Patent Rights” shall mean all U.S. and foreign patents, patent applications, provisional patent applications, certificates of invention and applications therefore, divisions, continuations or continuations-in-part, or continuing prosecution applications, together with any extensions, registrations, confirmations, reissues, re-examinations, renewals or supplementary protection certificates and other forms of government-issued patent protection directed to the inventions claimed in the foregoing owned or controlled by AVID, which relate to the services provided by AVID under this Agreement and the claims of which would necessarily be infringed by making Product.

(f) “AVID Property” means any intellectual property or other property or process (i) owned or possessed by AVID as of the date hereof or (ii) later made, acquired or developed by AVID during the term of this Agreement, in each case that does not relate to making, using or selling the Product, including but not limited to AVID’s Confidential Information.

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(g) "AVID SOPs" means AVID's standard operating procedures.

(h) "CGMP" means current Good Manufacturing Practices as established by the FDA as the same may be amended from time to time.

(i) "COMPANY Property" means any intellectual property or other property or process (i) owned or possessed by COMPANY as of the date hereof, (ii) later made, acquired or developed by COMPANY during the term of this Agreement, or (iii) that relates to the making, using or selling of the Product or is derived from materials provided by COMPANY to AVID, including, but not limited to, COMPANY’s Confidential Information and any materials provided to AVID in connection with this Agreement.

(j) “Confidential Information” with respect to any Party includes, but is not limited to, any know-how, knowledge, technology, methods, formula, expertise, trade secrets, documents or information of any type or nature, tangible or intangible, either owned or possessed by that Party as of the date hereof or later made, learned, acquired, conceived or developed by that Party during the term of this Agreement including any applications for licensing, patenting or copyrighting any of the foregoing.

(k) “Derived” or “derived” shall mean obtained, developed, created, synthesized, designed, derived or resulting from, based upon or otherwise generated (whether directly or indirectly, or in whole or in part).

(l) "FDA" means the United States Food and Drug Administration or its successor.

(m) "Invention" means any invention, improvement, or discovery which arises out of work performed by AVID, in whole or in part, in connection with the Project.

(n) “Manufacturing Instructions” means the batch production records and all amendments thereto for manufacturing and storing of Product, as developed by AVID and agreed upon by COMPANY. The Manufacturing Instructions may be amended any time by mutual written consent.

(o) “Milestone” means meeting the timelines provided.

(p) "Party" means individually AVID or COMPANY and "Parties" means AVID and COMPANY together.

(q) “Process Invention” means any Invention (other than a Product Invention) relating to manufacturing methods and processes developed in connection with the Project.

         (r) "Product" means (i) the active pharmaceutical ingredient (API) for formulation in (A) “OPTIPHASE™, ENHANZE™ Technology for Ophthalmic Anesthesia, and (B) CUMULASE™ –IVF, For Separation of Cumulus Cells from Egg Cells prior to In Vitro Fertilization (IVF) Procedures” ; and (ii) any improvement, modification, progeny, part or discovery derived from the foregoing, in each case manufactured or developed by AVID, COMPANY or both in the course of the Project.

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(s) “Product Invention” means any patentable improvement, discovery or invention related to the Product or its use, discovered directly or indirectly in connection with the performance of the Project.

(t) "Project" means any discrete project described in the Proposal for Development.

(u) "Project Data" means documentation, records, raw data, specimens, labeling, certificates, specifications, formulae, procedures, and other work product generated during any Project (including without limitation data relating to the process development, manufacture or testing of the Product). Notwithstanding anything to the contrary in this Agreement, all Project Data (other than that regarding a Process Invention) shall be Confidential Information of COMPANY .

(v) "Proposal for Development" means the proposal for development and/or production of the Product, which may include the Project Proposals, specific Project objectives, deliverables, milestones, specifications, estimated costs and payment terms, schedules and any special conditions/requirements that might apply to such Project, attached hereto as Exhibit A as the same may be amended from time to time.

(w) “Quality Agreement” means the Quality Agreement, in the form attached as Exhibit C, which the COMPANY and AVID shall execute within a reasonable period of time after the execution of this Agreement, as amended, supplemented or restated from time to time by the parties in writing.

(x) “Registrations” shall mean all registrations, permits, licenses, authorizations, approvals, presentations, notifications or filings (together with all applications therefor), which are filed with or granted by the FDA in the United States and with the governing health authority of any other country, and which are required to develop, make, use, sell, import or export the Product.

(y) “Specifications” means the specifications for the Product attached hereto as Exhibit D, as the same may be amended from time to time.

2. THE PROJECTS

(a) Engagement of AVID. COMPANY hereby engages AVID, and AVID hereby agrees, to process, develop, produce and test the Product on behalf of COMPANY in accordance with the terms and subject to the conditions set forth herein.

(b) Conduct of the Projects. AVID's responsibilities hereunder with respect to the Product shall consist of the performance of the services specified in the Proposal for Development, which shall constitute an integral part of this Agreement and is incorporated herein by reference. AVID shall not commence work on any Project in the Proposal for Development until authorized in advance and in writing by COMPANY by signing the Project Authorization attached hereto as Exhibit B. After COMPANY has signed a Project Authorization for a Project, AVID shall perform its obligations with respect to such Project in accordance with the scope of the Project as set forth in the Proposal for Development and this Agreement, provided that COMPANY is not in default under this Agreement. The Parties acknowledge that, as the Project progresses, the Parties may wish to optimize, augment, delete, or otherwise amend parameters and procedures currently set forth in the Proposal for Development. Such amendments shall be effective only if adopted in the manner set forth in Section 12(e) of this Agreement or by the Parties signing a revised Project Authorization.

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(c) Compensation. In consideration of the performance of AVID’s obligations with respect to a Project, COMPANY shall pay AVID in accordance with the terms set forth in the Proposal for Development for such Project as expressly provided on a Project Authorization signed by COMPANY and AVID. Except for the foregoing, COMPANY shall have no other payment or compensation obligations to AVID hereunder except as provide for under Section 11. COMPANY shall be entitled to deduct the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts, other than United States taxes, payable by COMPANY, or any taxes required to be withheld by COMPANY, to the extent COMPANY pays to the appropriate governmental authority on behalf of AVID such taxes, levies or charges. COMPANY shall use reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of AVID by COMPANY. Payment of invoices must be made within thirty (30) days of the date of invoice, unless as otherwise specifically noted in this Agreement or the Proposal for Development. If COMPANY defaults on payments due, interest shall accrue on any amount overdue at the rate of one percent (1%) per month or the maximum rate allowed by law, whichever is lower, and AVID shall be entitled to suspend the associated provisions of the services hereunder by notice in writing to COMPANY.

(d) Project Managers. AVID and COMPANY shall each assign a dedicated Project Manager to the Projects as set forth in the Proposal for Development. AVID's Project Manager shall be responsible for the overall timeliness and integrity of the Projects and shall communicate with, and provide a written status report (by fax or by e-mail) to, COMPANY's Project Manager, on at least a bi-monthly basis, or more frequently if necessary, on all matters pertinent to the Projects . Additional AVID personnel responsible for different components of a Project shall be identified in the Proposal for Development. Subject to the provision of this Agreement, with respect to any dispute regarding AVID’s performance of the Projects, the Parties shall first attempt to resolve such dispute jointly by each Party's head of Quality or other authorized representatives authorized to sign on behalf on the Parties. The Project Managers may be changed at any time upon written notice to the other Party. The Project Managers for each Party shall be:

For AVID:      Mr. Scott Klee
           14282 Franklin Avenue
           Tustin, CA 92780
           Direct: 714-508-6066
           Fax: 714-734-1694

For COMPANY:  Dr. Carolyn Rynard
           11588 Sorrento Valley Road, Suite 17
           San Diego, CA 92121
                                         858-794-8889
           858-259-2539
                                        gfrost@hyalozyme.com

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(e) Quality Agreement. The parties shall comply with the Quality Agreement.

(f)  Specifications. AVID shall manufacture all Product under this Agreement in conformity with the Specifications and in accordance with all applicable laws and regulations in the United States and the European Union, provided that COMPANY advises AVID at least ninety (90) days prior to manufacturing if the planned use is the European Union. If AVID is requested by COMPANY to manufacture Product for use outside the United States and European Union, AVID and COMPANY will enter into a separate agreement in good faith to explore the applicable laws and regulations of each country.

(g) cGMP. AVID shall manufacture all Product under this Agreement in accordance with GMP and in compliance to all worldwide regulatory filings. AVID shall promptly advise COMPANY of any proposed process changes outside the filed process, which changes must be approved by COMPANY prior to their implementation by AVID. AVID shall promptly advise COMPANY of any process changes outside the filed process experienced by AVID during the manufacture of the Product and must request COMPANY’s approval prior to release of such Product. Such approvals shall not be unreasonably withheld or delayed by COMPANY. COMPANY shall have the right, at its sole expense, to audit AVID for compliance with cGMPs upon reasonable notice during normal business hours.

(h) Raw Materials. The parties acknowledge and agree that the costs reflected in the Proposal for Development are inclusive of all raw materials and components necessary for the manufacture of Product, unless specifically noted in the Proposal for Development. Upon expiration or termination of this Agreement for any reason, AVID shall provide to COMPANY all remaining raw materials or components (i) that were purchased by AVID for use under a Project and (ii) that COMPANY has made the associated payments to AVID for such Project.

(i) Acceptance of Product and Deviations. AVID will provide COMPANY with a test sample, Certificate of Analysis and Manufacturing Instructions required for COMPANY to determine if Product meets Specifications. COMPANY will examine such information for compliance with the Specifications and Manufacturing Instructions. COMPANY may reject a Product lot if the lot does not meet Specifications, provided that such deviation is a fault of AVID and further provided that COMPANY and AVID have agreed upon and approved the Manufacturing Instructions prior to the commencement of cGMP manufacturing of the lot.

If AVID wants to deviate from the Manufacturing Instructions, AVID shall inform COMPANY’s Project Manager – if time restraints do not oppose in writing, by facsimile or at least by e-mail – about the planned change before it is implemented. In any case, any change in the process which might have an impact on compliance with cGMP and/or the Manufacturing Instructions and/or the Product meeting the Specifications is deemed to be a material deviation which must be reported to COMPANY’s Project Manager.

AVID shall only be entitled to implement such material deviations after the prior consent of COMPANY which can be given or withheld in COMPANY’s sole and unrestricted discretion, in writing.

                 Should any unforeseen and unwanted material deviations occur, AVID shall inform COMPANY and the Project Manager of COMPANY by telephone, fax or e-mail promptly and without undue delay. During cGMP manufacturing, such unplanned and unwanted material deviations must be communicated to COMPANY’s Project Manager preferably within 24 hours, but in any event within 72 hours at the latest. Such deviations shall be documented and processed according to AVID's relevant Manufacturing Instructions. The deviations can be formally investigated by COMPANY’s Project Team which shall have for this purpose appropriate access to the site and all Product related Manufacturing Instructions and other relevant Product-related quality documents.

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(j) Delivery of Product. AVID shall deliver the Product as directed by COMPANY within two weeks from the date the Product is ready for shipment in accordance with the Proposal for Development. If Product is not shipped within the said two weeks due to a request or delay by COMPANY, COMPANY shall accept all risk and responsibility for the Product on the date that is two weeks from the issuance date of the certificate of analysis and COMPANY shall provide AVID with a fixed delivery schedule of the Product within such two week period. AVID shall provide certificates of analysis to COMPANY for all Product manufactured and supplied hereunder based upon the agreed upon Specifications. Risk of loss for the Product shall pass to COMPANY at the time the Product is passed to a common carrier selected by COMPANY if Product is shipped within two weeks of the date the Product is ready for shipment in accordance with the Proposal for Development. Transportation of the Product, whether or not under any arrangements made by AVID on behalf of COMPANY, shall be made at the sole cost and expense of COMPANY and COMPANY shall inform AVID in advance of the dollar value of any available insurance to be added to the shipment at COMPANY’s sole cost and expense. Unless otherwise agreed, AVID shall package the Product for delivery in accordance with COMPANY’s shipping instructions provided to AVID in writing . It shall be the responsibility of COMPANY to inform AVID in writing in advance of any special packaging or shipping conditions of the Product and any labeling requirements for the Product. All additional costs and expenses of whatever nature incurred by AVID in complying with such special requirements shall be paid by COMPANY. In addition, COMPANY shall be solely responsible for all import or export permissions for the Product outside the USA.

(k) If there is subsequently found to be a defect in the Product that could not have been found by adequate examination by COMPANY, a “Hidden Defect”, AVID and COMPANY will agree upon terms for remedy having due regard to where responsibility for the defect lies.

(l) Adverse Experiences. Each party shall promptly advise the other of any safety or toxicity problem of which either party becomes aware regarding the Product.

(m) Custody of COMPANY Property. All COMPANY Property shall be the sole and exclusive property of COMPANY. In connection with this Agreement, the Parties agree that AVID will have custody over certain COMPANY Property. It is understood that such COMPANY Property is held in trust by AVID for COMPANY, and that all such materials will be clearly labeled as belonging to COMPANY, and that AVID shall bear the risk of loss for any COMPANY Property during the time that such COMPANY Property is in the possession of AVID. Risk of loss for the COMPANY Property shall pass to COMPANY in accordance with the Product delivery provisions of Section 2(j) above. Title to COMPANY Property shall at all times remain in COMPANY or its assigns and AVID shall not pledge to any third party a security or other interest in the COMPANY Property, nor shall AVID allow the COMPANY Property to be otherwise encumbered in any manner.

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If reasonably necessary, and unless the Parties mutually agree upon an extended period of storage, AVID will, at no cost, retain and store COMPANY Property (excluding Shakedown runs and cGMP manufacturing as described in the Proposal for Development) including without limitation (i) dedicated equipment, raw materials and cell banks after the Projects are completed for no longer than three months from completion of the last Project and (ii) retained samples for no longer than twelve months from completion of the last Project. Notwithstanding the foregoing, AVID shall maintain required retention samples (certain bio-hazardous and unsafe materials shall be excluded from this requirement) on hand at no cost to COMPANY in accordance with the rules and regulations of the FDA. Thereafter, COMPANY may request, at COMPANY’s sole cost and expense, contracted storage arrangements from AVID on AVID’s customary terms and conditions for such storage. COMPANY Property shall be delivered to COMPANY at the sole cost and expense of COMPANY in accordance with the Product delivery provisions of Section 2(j) above. Except as is specifically permitted under Section 7, AVID shall not use any COMPANY Property for any purpose other than performing its obligations under this Agreement.

(n) AVID Property. All AVID Property shall be the sole and exclusive property of AVID.

(o) Dispute Resolution. In the event that any dispute with respect to whether the Product fails to conform to the Specifications is not resolved pursuant to the terms of Section 2(d) above, a sample of the Product delivered to COMPANY and a sample of the Product retained by AVID from the batch of the Product in question shall be exchanged between AVID and COMPANY for a counter-check. If such counter-check does not resolve the dispute, a sample of the Product delivered to COMPANY and a sample of the Product retained by AVID from the batch of the Product in question shall be submitted to an independent, qualified third party laboratory that is mutually acceptable and selected by the Parties promptly in good faith. Such laboratory shall determine whether the Product met the specifications under the Proposal for Development at the time of delivery by AVID to Company (as provided in Section 2(j) above), and such laboratory’s determinations shall be final and determinative for purposes of this Agreement, save for manifest error on the face of decision. The Party against whom the laboratory rules shall bear all costs of the third party laboratory activities.

(p) In the event that any dispute with respect to whether the Product was manufactured in compliance with cGMP is not resolved pursuant to the terms of Section 2(d) above, such dispute shall be submitted to an independent, qualified third party expert that is mutually acceptable and selected by the Parties promptly in good faith. Such expert shall determine whether the Product was manufactured in compliance with cGMP, and such expert’s determinations shall be final and determinative for purposes of this Agreement, save for manifest error on the face of decision. The Party against whom the expert rules shall bear all costs of the expert’s activities.

(q) Remedies. If a batch of the Product does not conform to the Specifications, and this non-conformity is not due to AVID’s failure to comply with the Proposal for Development or the terms of this Agreement or CGMP, COMPANY shall pay any amounts due under the Project Authorization under which the batch was made. AVID shall, at COMPANY’s request and at COMPANY’s sole cost and expense, either obtain new raw materials and produce a new batch of the Product as soon as reasonably possible or investigate and reprocess or rework the batch.

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 If a batch of the Product does not conform to the Specifications and/or was not manufactured in accordance with applicable cGMPs, and this non-conformity is due to AVID’s failure to comply with the Proposal for Development or applicable cGMPs or the terms of this Agreement, as a result thereof making the Product unsuitable for its intended purpose, AVID shall, as the sole remedy for COMPANY and exclusive liability for AVID, upon consultation with COMPANY and at COMPANY’s option, either (i) refund any amounts paid by Company under for the Project Authorization under which the batch was made, (ii) obtain, at AVID’s cost and expense, new raw materials and produce a new batch of the Product as soon as reasonably possible, or (iii) rework, at AVID’s cost and expense, the Product in such a way that the batch can be deemed to have been manufactured according to the Specifications and cGMP.

Regardless of the remedy, in such case the Parties shall meet to discuss, evaluate and analyze the reasons for and the implications of the failure to comply with the Specifications or cGMP and shall discuss in good faith to decide whether to proceed with or to amend such Project, or to terminate such Project and/or this Agreement.

It is specifically agreed that any kind of non-conformity of the Product with the applicable specifications and/or cGMP shall not entitle COMPANY to withhold any payment due pursuant to the Proposal for Development or any Project Authorization with respect to such Product.

3. REPRESENTATIONS AND WARRANTIES

(a) AVID Representations and Warranties. AVID represents, warrants and covenants: (i) that it has the full power, right and authority to execute and deliver this Agreement and that it shall use commercially reasonable best efforts to perform its obligations hereunder; (ii) that it will assign to each Project professional personnel, qualified to perform the process procedures consistent with the technical requirements of such Project; (iii) that none of the AVID personnel to be assigned to a Project have or shall have been subject to debarment under the Generic Drug Enforcement Act or any other penalty or sanction by the FDA; (iv) that it will conduct each Project in conformity with applicable AVID SOPs, cGMP, all applicable FDA regulatory requirements, the procedures and parameters set forth in the Proposal for Development and this Agreement and generally accepted professional standards, unless not expressly required under the Proposal for Development; (v) that the Project Data will be prepared in accordance with AVID SOPs, cGMP, all applicable FDA regulatory requirements and the procedures and parameters set forth in the Proposal for Development, unless not expressly required under the Proposal for Development; and (vi) that, upon delivery of the Product as specified in Section 2(j) above and during such time as the Product was under AVID’s control, the Product will be in conformity with the Act and shall not be adulterated, misbranded, misused, contaminated, tampered with or otherwise altered, mishandled, or subjected to negligence.

Due to the developmental characteristics of the Product, the nature of the manufacture of biological products, and the fact that AVID neither owns nor developed the Product, AVID makes no representations, warranties or guarantees that (i) the Product will be suitable for any purpose of COMPANY, commercially exploitable, profitable or approved by any regulatory authority, (ii) a Milestone will be achieved, or (iii) unless explicitly agreed upon otherwise in this Agreement or the Proposal for Development, the Product will fulfill certain specifications or certain yields or will be delivered in time for any further use or clinical programs intended therefore by COMPANY.

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(b) COMPANY Representations and Warranties. COMPANY represents and warrants (i) that it has the full power, right and authority to execute and deliver this Agreement; (ii) that it has legal title and/or a valid license to, including the right to transfer, the materials, data and any other COMPANY Property that COMPANY provides to AVID in connection with this Agreement and (iii) that, to the best of COMPANY’s knowledge, AVID’s use of such COMPANY Property or the materials provided under the MTA will not violate or infringe on the patents, trademarks, trade names, service marks, copyrights, trade secrets or any other intellectual property rights of any third party.

4. REGULATORY APPROVALS; RECALLS

(a) Batch Records. AVID shall provide COMPANY copies of the batch production records used in the production and testing for all clinical batches of the Product manufactured by AVID for COMPANY in accordance with terms of the Project Proposal. AVID shall provide any additional information and documentation and otherwise cooperate as reasonably requested by COMPANY, at COMPANY's sole cost and expense, in support of any regulatory application related to the Product, which shall be filed by COMPANY with the appropriate regulatory agency at its sole cost and expense. Any such application related to the Product shall be the sole and exclusive property of COMPANY. If requested by COMPANY and at the sole cost and expense of COMPANY, AVID shall file any required amendments to such application to allow manufacturing of the Product in its facility.

(b) Product Registration. COMPANY shall have the exclusive right, at is sole expense, to prepare, file, prosecute, seek and obtain all applicable Registrations for Products. AVID shall prepare and transmit to COMPANY a CMC section in a format acceptable to FDA on or before October 1, 2004. Each party shall reasonably cooperate with the other party (including without limitation, providing all reasonably necessary information in its possession, taking all reasonably necessary actions and executing all reasonably necessary instruments) in connection with the preparation, filing, prosecution, seeking and obtaining the Registrations.

(c) Recalls. Each party promptly shall notify the other if any Product, device or drug product manufactured from Product, is alleged or proven to be the subject of a recall, market withdrawal or correction. COMPANY shall be responsible for coordinating any recall, market withdrawal or field correction of Product, and recall, market withdrawal or correction shall be conducted in accordance with the provisions of the Quality Agreement. COMPANY shall provide AVID with a copy of all documents relating to such recall, market withdrawal or field correction. AVID shall cooperate with COMPANY (including providing COMPANY with all data, information and documents requested by COMPANY) in connection with such recall, market withdrawal or field correction, at COMPANY’s expense. Unless such recall is caused solely by the negligence, omission or willful misconduct of AVID or solely by AVID’s breach of its warranties or obligations under this Agreement, or by a “Hidden Defect,” COMPANY shall be responsible for all of the costs and expenses of such recall, market withdrawal or field correction. In the event a recall, market withdrawal or field correction is necessary because both (i) AVID has delivered a non-conforming Product to COMPANY, and (ii) such non-conformity is due to the negligence, omission or willful misconduct of AVID, or solely by AVID’s breach of its warranties or obligations under this Agreement, AVID will bear all reasonable costs associated with (A) such recall, market withdrawal or field correction (including but not limited to costs associated with receiving and administering the recalled Product and notification of the recall to those persons whom COMPANY deems appropriate) and (B) replacement of such recalled Product.

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5. RIGHT OF ACCESS

AVID agrees that all Project Data, equipment, and facilities relating to any Project shall be made available upon COMPANY's request with 14 days advance notice for inspection by COMPANY, its representatives, including authorized third party consultants, or the FDA, at any time commencing on the Effective Date and expiring on the later of (a) six months after completion of the last Project, or (b) as long as the Product is in use or undergoing clinical trials, provided that COMPANY notifies AVID on a yearly basis that the Product is still undergoing clinical trials, and provided further that any authorized third party consultant (i) shall execute a written confidentiality agreement in AVID’s favor on terms no less strict than those set forth herein and (ii) be subject to the prior approval of AVID, such approval not to be unreasonably withheld or delayed. COMPANY shall have the right to access the AVID facilities directly affecting the production of Product, and all applicable records (including inspections, 483s, etc.) related thereto, to oversee production of Product in accordance with the Quality Agreement and AVID’s standard visitation policy, provided that facility or other client projects are not unreasonably disrupted during the inspection. COMPANY shall have the right to render technical advice and direction to AVID regarding production of Product pursuant to a direct communication with the Project Manager, provided that such technical advice and direction does not modify the pre-approved Manufacturing Instructions. Any changes requested to modify the Manufacturing Instructions shall be in writing by COMPANYand COMPANY shall assume all responsibility for such requested changes unless such changes have implemented and tested during the development phase of the Project and prior to cGMP manufacturing. AVID promptly shall implement all reasonable advice and direction provided that such advice and direction is not inconsistent with each Project as set forth in the Proposal for Development, AVID SOPs, and cGMP. If COMPANY observes or discovers variances from established standards and methods of production of Product, COMPANY shall give written notice thereof to AVID, and upon receipt of any such notice, AVID promptly shall take all appropriate remedial or corrective action and give written notice to COMPANY describing in reasonable detail such actions taken. If AVID disagrees with any such advice and direction, the parties shall discuss in good faith an appropriate resolution. AVID will, within 3 business days following notification to AVID, inform COMPANY in the event of any FDA or other regulatory inspection relating to any Project and will immediately notify COMPANY in writing of any adverse event relating to a Project.

6. SUBCONTRACTORS

(a) Subcontractors. Unless to an Affiliate, AVID shall not assign, subcontract, or delegate any of its responsibilities under this Agreement without the prior written consent of COMPANY. AVID shall cause any such subcontractor, vendor or testing contractor to allow COMPANY, at COMPANY’s sole cost and expense, to audit and inspect such subcontractor, vendor or testing contractor, with whom AVID may enter into agreements in the performance of its obligations with respect to any Project. AVID shall coordinate the vendor audits for COMPANY and shall have the right to accompany COMPANY personnel on such audits. Any agreement between AVID and such subcontractor, vendor or testing contractor shall include provisions to maintain the confidentiality of COMPANY’s Confidential Information and provide COMPANY rights (including without limitation rights to COMPANY Property and Product Inventions) with respect to such subcontractors, vendors or testing contractors substantially similar to those set forth herein.

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(b) Suppliers of Raw Materials. Prior to AVID using any vendor or supplier of any raw materials or components, such as media and columns, for the manufacture of Product under this Agreement, AVID shall notify COMPANY in writing of such vendor or supplier and COMPANY shall have the right for a period of not less than thirty (30) days to reject any such vendor or supplier, COMPANY understands that AVID shall not procure any raw materials or components until COMPANY provides AVID with written approval of the vendor or supplier. If COMPANY provides written notice to AVID of such rejection, AVID shall not use such vendor or supplier for the supply of such raw materials or components.

7. INTELLECTUAL PROPERTY

(a) Ownership of Inventions. At COMPANY's request, AVID shall assign to COMPANY all rights, title and interest to any Product Invention discovered by AVID employees exclusively as a result of performing under this Agreement; provided COMPANY requests such assignment, in writing, within one year of disclosure to it of such Product Invention; provided, further, that AVID shall retain all rights, title and interest to any Process Inventions discovered in connection with this Agreement. AVID shall grant to COMPANY a non-exclusive, non-transferable, royalty-free license to practice Process Inventions and to reproduce and use Project Data regarding such Process Inventions solely as required for COMPANY to manufacture and have manufactured the Product. If COMPANY requests and at COMPANY's sole cost and expense, AVID shall execute any and all applications, assignments or other instruments and give any testimony necessary to apply for and obtain patents in the United States or any foreign country with respect to the Product or a Product Invention, and COMPANY shall reasonably compensate AVID for the time devoted to such activities and any out-of-pocket expenses.

(b) Project Data. All Project Data relating to the Product shall be the sole and exclusive property of COMPANY. All Project Data regarding any Process Invention shall be the sole and exclusive property of AVID. In addition, COMPANY hereby grants to AVID a non-exclusive royalty-free license to use any validation and process parameter data generated in generic reports comparing varied types and classes of products, in each case provided that such data do not directly or indirectly identify the Product (or API therein) or the name of COMPANY and provided that such data are not used for products competitive with COMPANY’s products. Upon either the request of COMPANY or completion of the last Project, AVID shall send to COMPANY copies of all Project Data. The Project Data shall be prepared, documented and communicated in a manner consistent with the specifications described in the Proposal for Development.

(c) No Implied Right or License. Except as otherwise provided in this Agreement, under no circumstances shall a party, as a result of this Agreement, obtain any ownership interest or other right in any invention, discovery, composition or other technology, or in any patent right or other intellectual property right, of the other party (including without limitation those owned, controlled or developed by the other party at any time pursuant to this Agreement).

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8. CONFIDENTIALITY

(a) Confidential Information. Each Party agrees that the disclosing Party has and shall retain sole and exclusive rights of ownership in all Confidential Information disclosed by such Party. The receiving Party agrees that it will not use any Confidential Information received from the disclosing Party except for the purposes of performing under this Agreement, unless otherwise specified in this Agreement. The receiving Party agrees not to disclose any Confidential Information received from the disclosing Party to any third party without the prior written consent of the disclosing Party, unless such disclosure is required by regulatory agencies, including, but not limited to, the FDA and the Securities and Exchange Commission or is required by law or regulation to be disclosed, provided that the receiving Party has provided prompt, advance written notice to the disclosing Party so as to enable the disclosing Party to seek a protective order or otherwise prevent disclosure of such Confidential Information. Each Party agrees to maintain and follow reasonable procedures to prevent unauthorized disclosure or use of the other Party’s Confidential Information and to prevent it from becoming disclosed or being accessed by unauthorized persons. Each Party agrees that it may disclose to its employees only such Confidential Information received from the disclosing Party as is necessary to each such employee’s responsibilities in performing under this Agreement. The receiving Party shall immediately advise the disclosing Party of any disclosure, loss, or use of Confidential Information received from the other Party in violation of this Agreement. The Parties agree that all Confidential Information of COMPANY, whether in written, graphic, or other tangible form, shall be returned to COMPANY upon written request at the termination of this Agreement. A single archival copy may be retained by AVID solely to meet FDA regulatory requirements and as otherwise required by applicable law or regulation.

(b) Exclusions. Confidential Information shall not include information that: (1) is now or subsequently becomes generally available to the public through no wrongful act or omission of the receiving Party; (2) the receiving Party can demonstrate in its written records to have had lawfully in its possession prior to disclosure to it by the disclosing Party; (3) is independently developed by the receiving Party without use, directly or indirectly, of any Confidential Information received from the disclosing Party as evidenced by its written records; or (4) the receiving Party lawfully obtains from a third party who has the right to disclose .

(c) Terms of this Agreement. Except as otherwise provided herein, during the term of this Agreement and for a period of five (5) years thereafter, neither party shall disclose any terms or conditions of this Agreement to any third party, without the prior consent of the other party.

(d) Remedies. Because of the unique nature of the Confidential Information, the receiving Party acknowledges and agrees that the disclosing Party would suffer irreparable injury if the receiving Party fails to comply with the obligations set forth in Section 8(a) and that monetary damages would be inadequate to compensate the disclosing Party for such breach. Accordingly, the receiving Party agrees that the disclosing Party will, in addition to any other remedies available to it at law, in equity or otherwise, be entitled to injunctive relief and/or specific performance to enforce the terms, or prevent or remedy the violation, of Section 8(a). This provision shall not constitute a waiver by either Party of any rights to damages or other remedies which it may have pursuant to this Agreement or otherwise .

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(e) Tax Treatment. Notwithstanding anything in this Agreement or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, each party (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transaction contemplated by this Agreement and may at any time disclose to any person without limitation of any kind, the tax treatment and tax structure of such transaction and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure. The preceding sentence is intended to satisfy the requirements for the transaction contemplated herein to avoid classification as a “confidential transaction” in accordance with Treasury Regulations Section 1.6011-4(b)(3) and shall be interpreted consistent with such intent. This authorization is not intended to permit disclosure of any other information relating to the transaction contemplated by this Agreement, including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

9. NO WARRANTY; INDEMNIFICATION AND INSURANCE

(a) EXCEPT AS EXPRESSLY SET FORTH HEREIN, BOTH PARTIES DISCLAIM ALL CONDITIONS, REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

(b) UNDER NO CIRCUMSTANCES SHALL A PARTY, OR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, LICENSORS OR PARTNERS BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING LOSS REVENUE, PROFITS, USE OR OTHER ECONOMIC ADVANTAGE) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF, AND REGARDLESS OF THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT, OR OTHERWISE).

(c) Except for AVID’s obligations under Section 4(c) and 9(e), (i), AVID’s sole liability, and COMPANY’s sole remedy under this Agreement with respect to the Product not being manufactured in accordance with cGMP and/or the Proposal for Development shall be limited to the remedy and liability as provided in Section 2, and (ii) AVID’s aggregate liability with respect to the activities performed under a specific Project Authorization shall in no event exceed the fees paid by COMPANY under such Project Authorization.

(d) COMPANY Indemnification. COMPANY hereby agrees to defend, indemnify, and hold harmless AVID, its Affiliates, officers, employees, and agents, from and against all costs, expenses (including reasonable attorneys’ fees) and damages from third party claims or suits to the extent arising out of (i) COMPANY's negligence or willful misuse of any Project Data or Product delivered by AVID to COMPANY hereunder, (ii) any claim that any material or information provided by COMPANY pursuant to this Agreement infringes or violates the intellectual property rights of any third party, (iii) any product liability to the extent resulting from Product provided by AVID to COMPANY hereunder (unless such liability is caused by the negligence or willful misconduct of AVID in the performance of its duties under this Agreement or any breach by AVID of any representation, warranty, covenant or term contained or incorporated in this Agreement), or (iv) any breach by COMPANY of any representation, warranty, covenant or term contained or incorporated in this Agreement.

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(e) AVID Indemnification. AVID shall indemnify, defend and hold harmless COMPANY, its Affiliates, officers, employees, and agents, from and against all costs, expenses (including reasonable attorneys’ fees) and damages from third party claims or suits to the extent arising out of (i) any negligence or willful misconduct by AVID relating to the performance of its duties under this Agreement, (ii) any claim that a method or process used by AVID in the manufacture of the Product hereunder infringes or vio lates the intellectual property of any third party, or (ii) any breach by AVID of any representation, warranty, covenant or term contained or incorporated in this Agreement.

(f) Indemnification Procedure. As a condition to the indemnified Party's right to indemnification under this Section, the indemnified Party shall give prompt notice to the indemnifying Party of any suits, claims or demands by third parties which may give rise to any loss for which indemnification may be required under this Section, but the indemnified Party’s failure to do so shall not affect the indemnifying Party’s obligation hereunder except to the extent of its actual damages as a result of such failure. The indemnifying Party shall be entitled to assume the defense and control of any suit, claim or demand of any third party at its own cost and expense. If the indemnifying Party shall assume the defense of such action, it shall not settle such action without the prior written consent of t he indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that an indemnified Party shall not be required to consent to any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff of an unconditional release of the indemnified Party from all liability with respect to such action or (ii) involves the imposition of equitable remedies or the imposition of any material obligations on such indemnified Party other than financial obligations for which such indemnified Party will be indemnified hereunder. As long as the indemnifying Party is contesting any such action in good faith and on a timely basis, the indemnified Party shall not pay or settle any claims brought in such action without the prior written consent of the indemnifying Party. Notwithstanding the assumption by the indemnifying Party of the defense of any action as provided herein, the indemnified Party shall be permitted to participate in the defense of such action and to employ counsel at its own expense; provided, however, that if the defendants in any action shall include both an indemnifying Party and any indemnified Party and such indemnified Party shall have reasonably concluded that counsel selected by indemnifying Party has a potential conflict of interest because of the availability of different or additional defenses to such indemnified Party, such indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying Party, it being understood, however, that the indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (in addition to local counsel) in such action or group of related actions.

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If the indemnifying Party shall fail to notify the indemnified Party of its desire to assume the defense of any such action within 30 days of receipt of notice of such action, or shall notify the indemnified Party that it will not assume the defense of any such action, then the indemnified Party may assume the defense of any such action, in which event it may do so acting in good faith in such manner as it may deem appropriate, and the indemnifying Party shall be bound by any determination made in such action.

(g) Insurance. Each Party shall obtain, at its expense, property, commercial and liability insurance covering its obligations hereunder, in each case in amounts appropriate to the conduct of its business, as determined in its sole and exclusive judgment. Each Party shall make available to the other Party at such other Party’s request certificates of insurance evidencing satisfaction of its obligations under this Section 9(g).

(h) Intellectual Property Infringement. Notwithstanding anything to the contrary in this Agreement, COMPANY shall have no liability to AVID or any third party for any infringement of intellectual property rights due to the use by AVID of a method or process used in the manufacture of Product.

10. TECHNOLOGY TRANSFER; COMMERCIAL SUPPLY

(a) Transfer of Technology upon Expiration of Projects. If, following the completion of the last Project or at any time during this Agreement following the uncured breach of a provision of this Agreement by AVID, COMPANY desires to (or desires a third party to) process or manufacture Product, then (i) AVID shall grant COMPANY a non-exclusive license under the AVID Know-How and AVID Patent Rights solely to make and have made Product, (ii) AVID shall transfer to COMPANY all data, know-how, technology, or information generated during the performance of this Agreement that is reasonably necessary to make and have made Product, and AVID shall provide reasonable assistance required to enable COMPANY to manufacture the Product for itself or through a third party (but in no event shall AVID be obliga ted to provide more than 1000 person hours to any such technology transfer activities unless AVID agrees in writing thereto); provided, however, that any such data, know-how, technology, or information comprising AVID Know-How shall continue to be AVID Confidential Information, but may be disclosed to such third party manufacturers pursuant to written agreements containing confidentiality and non-use provisions no less restrictive than those set forth herein, and (iii) COMPANY shall pay to AVID the fully burdened costs of assisting in any such technology transfer of $125.00 per hour, plus all out-of-pocket costs related thereto.

(b) Transfer of Technology upon Breach by AVID. If, following the uncured breach of a provision of this Agreement by AVID, COMPANY desires to (or desires a third party to) process or manufacture Product, then (i) AVID shall grant COMPANY a non-exclusive license under the AVID Know-How and AVID Patent Rights solely to make and have made Product, and (ii) AVID shall transfer to COMPANY all data, know-how, technology, or information generated during the performance of this Agreement that is reasonably necessary to make and have made Product, and AVID shall provide reasonable assistance required to enable COMPANY to manufacture the Product for itself or through a third party; provided, however, that any such data, know-how, technology, or information comprising AVID Know-How shall continue to be AVID Confidential Information, but may be disclosed to such third party manufacturers pursuant to written agreements containing confidentiality and non-use provisions no less restrictive than those set forth herein.

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(c) Option for Additional Commercial Supply. The parties acknowledge that upon completion of the last Project, COMPANY may desire that AVID manufacture additional commercial quantities of Product for COMPANY. If COMPANY provides to AVID a written notice requesting that AVID manufacture such commercial quantities of Product, the parties shall meet and negotiate in good faith upon the terms and conditions of an agreement governing such manufacture of Product.

11. TERMINATION

This Agreement shall terminate upon completion of the last Project unless earlier terminated in accordance with one of the provisions below.

(a) COMPANY shall have the right to terminate this Agreement at any time for any reason, upon 30 days prior written notice to AVID. In the event of such termination as requested by COMPANY, AVID shall suspend work at the earliest possible point, and COMPANY shall pay AVID upon receipt of AVID’s invoice all of AVID’s costs and expenses incurred, in addition to all costs irrevocably obligated, at that point in time.

(b) If, at any time, it becomes apparent to AVID, in its sole good faith judgment, that due to scientific or technical reasons out of the reasonable control of either party it will make it impossible or highly impracticable to complete a Project, the parties will (i) identify and further investigate, as required, the problem, (ii) submit the recommended solutions, if any, to the problem to senior management of each party, (iii) negotiate in good faith for a sixty (60) day period from the date senior management first convenes to resolve such problems in a commercially reasonable manner, and (iv) implement any such resolution or, if there is no commercially reasonable resolution at the end of such period, the parties shall agree to a wind-down process for such Project and the Agreement at the conclusion of which it shall terminate. In the event of such termination, COMPANY shall pay to AVID all of AVID’s costs incurred, in addition to all costs irrevocably obligated, up to the date of termination, upon receipt of AVID’s invoice.

(c) Either Party shall have the right to terminate this Agreement upon the occurrence of any of the following events: (i) if the other commits a breach of this Agreement which (in the case of a breach capable of remedy) is not remedied within 30 days of the receipt by the breaching Party of notice identifying the breach and requiring its remedy; or (ii) if the other ceases for any reason to carry on business or convenes a meeting of its creditors or has a receiver or manager appointed in respect of all or any part of its assets or is the subject of any proposal for a voluntary arrangement or enters into liquidation.

(d) The Parties may terminate this Agreement at any time by mutual written consent.

(e) Upon termination of this Agreement and in accordance with the provisions of Section 2(j), AVID shall return to COMPANY all COMPANY Property and Project Data once all compensation and incurred charges owed to AVID up to the date of termination have been fully paid to AVID. The termination of this Agreement for any reason shall not relieve COMPANY of its obligation to AVID with respect to compensation for services performed in accordance with this Agreement and the following Cancellation Fee.

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(f) Cancellation Fee. Recognizing that AVID will reserve certain manufacturing space to complete the Projects, COMPANY hereby agrees to pay AVID a cancellation fee solely for the cancellation of cGMP Manufacturing project as more particularly described in the Proposal for Development. The cancellation fee shall be calculated by taking the product of (i) the cost proposed for cGMP Manufacturing per the Proposal for Development and (ii) the applicable percentage based set forth below based on the date of termination:

Termination greater than 120 days prior to start of cGMP Manufacturing	No cancellation fee
Termination between 60 to 120 days prior to start of cGMP Manufacturing	20% cancellation fee
Termination less than 60 days prior to start of cGMP Manufacturing	33% cancellation fee

12. FORCE MAJEURE

Either Party shall be excused from performing its respective obligations under this Agreement if its performance is delayed or prevented by any event beyond such Party’s reasonable control, including, but not limited to, acts of God, fire, explosion, weather, disease, war, insurrection, civil strife, riots, government action, earthquake, terrorism, or power failure, provided that such performance shall be excused only to the extent of and during such disability. Any time specified for completion of performance in the Proposal for Development falling due during or subsequent to the occurrence of any or all such events shall be automatically extended for a period of time to recover from such disability. AVID shall promptly notify COMPANY if, by reason of any of the events referred to herein, AVID is unable to meet any such time for performance sp ecified in the Proposal for Development.

13. MISCELLANEOUS

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws or rules thereof.

(b) Dispute Resolution. Any dispute, controversy or claim initiated by either party arising out of, resulting from or relating to this , or the performance by either party of its obligations under this Agreement (other than bona fide third party actions or proceedings filed or instituted in an action or proceeding by a third party agai nst a party to this Agreement), whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. Any such arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators appointed in accordance with such rules. Any such arbitration shall be held in San Diego, California if initiated by AVID, and in Santa Ana, California if initiated by COMPANY. The method and manner of discovery in any such arbitration proceeding shall be governed by California Code of Civil Procedure § 1282 et seq. (including without limitation California Code of Civil Procedure § 1283.05). The arbitrators shall have the authority to grant specific performan ce and to allocate between the parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Notwithstanding the foregoing, either party shall have the right, without waiving any right or remedy available to such party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such party, pending the selection of the arbitrators hereunder or pending the arbitrators’ determination of any dispute, controversy or claim hereunder.

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(c) Independent Contractors. For purposes of this Agreement, AVID shall be deemed to be an independent contractor and not an agent or employee of COMPANY and nothing in this Agreement shall be construed to create any other relationship between AVID and COMPANY. Neither Party shall have any right, power, or authority to assume, create, or incur any expense, liability or obligation, expressed or implied, on behalf of the other, except as expressly set forth in the Proposal for Development. AVID shall be solely responsible for withholding and payment of all appropriate state and federal taxes, including social security payments, with respect to all of its employees.

(d) Severability/Enforceability. If any provision(s) of this Agreement shall be held invalid, illegal, or unenforceable by a court of competent jurisdiction, this Agreement shall continue in full force and effect without said provision(s), consistent with the intent of the Parties at the time of its execution. If deletion of such provision materially alters the basis of this Agreement, then the Parties shall negotiate a good faith alternative.

(e) Modification/Waiver. This Agreement, including the Proposal for Development, may not be altered, amended, or modified, nor shall any obligation or breach be deemed waived, in any way, unless such alteration, amendment or modification is in writing and signed by the Parties or such waiver is in writing and signed by the waiving Party. The failure of a Party to enforce any provision(s) of this Agreement shall not be construed to be a waiver of the right of such Party to thereafter enforce that provision or any other provision or right.

(f) Notices. All notices and demands required or permitted to be given or made pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, properly addressed to the address of the Party to be notified as shown below:

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If to AVID:
Avid Bioservices, Inc.
14282 Franklin Avenue
Tustin, CA 92780 USA
Attention: Paul Lytle
Telephone: 714-508-6100
Facsimile: 714-838-5817

with a copy to:
Falk, Shaff & Ziebell LLP
18881 Von Karman Avenue, Suite 1400
Irvine, California 92612
Attn: Mark Ziebell, Esq.
Telephone: 949-660-7700
Facsimile: 949-660-7799

If to Hyalozyme:
Hyalozyme Therapeutics Inc.
11588 Sorrento Valley Road, Suite-16
San Diego, CA 92121
Attention: Dr. Greg Frost
Telephone: 858-794-8889 x305
Facsimile: 858-259-2539

with a copy to:
Gray Cary Ware & Freidenrich LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121-2133
Attn: Mark R. Wicker, Esq.
Telephone: (858) 677-1489
Facsimile: (858) 677-1477

or to such other address as to which either Party may notify the other. Any notice sent by facsimile transmission or telex shall be followed within 24 hours by a signed notice sent by first class mail, postage prepaid.

(g) Financial Information. Upon request, COMPANY shall provide AVID with a copy of current financial statements for the COMPANY prior to the commencement of any Project Authorization.

(h) Assignability. Neither Party may assign its rights and/or delegate its obligations under this Agreement to any third party without the other Party’s prior written consent; provided, however, that COMPANY may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or other similar transaction.

(i) Public Announcements. No public announcement relating to the Product or this Agreement shall be made by either Party without the prior written consent of the other Party, and neither Party shall use the other Party’s name, trademark or trade name, or the name of any employee of the other Party in any advertising or news release without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may at any time make any announcement which is required by applicable law, agency regulation or administrative order.

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(j) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

(k) Survival. The following paragraphs, to the extent applicable, shall survive the termination or expiration of this Agreement for any reason: 2(c) (with respect to payments owing at the date of such termination or expiration), 2(h), 2(i), 2(j), 2(k), 2(l), 3, 5, 7, 8, 9, 10, 11 and 13.

(l) Integration. This Agreement, including the Proposal for Development, the MTA, shall constitute the entire Agreement between the Parties with respect to the subject herein and shall supersede all prior communications, understandings, and agreements (including any prior confidentiality agreement) with respect thereto. The terms of this Agreement shall prevail in the event of unclear or conflicting terms in the Proposal for Development or the MTA.

(m) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one instrument. This Agreement may be evidenced by facsimile signatures.

IN WITNESS THEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

HYALOZYME THERAPEUTICS INC.

By: /s/ Jonathan Lim

Jonathan Lim, MD, President and CEO
Print name and title

AVID BIOSERVICES, INC.

By: /s/ William Jay Treat
William Jay Treat, Ph.D. VP Business Development
Print name and title

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EXHIBIT A

Project Proposal

Phase I-II

cGMP Manufacturing of OPTIPHASE™ ENHANZE for
 Human Therapeutic Applications at 100L Scale

Technology for Ophthalmic Anesthesia

cGMP Manufacturing of CUMULASE™-IVF for
Diagnostic Applications at 100L Scale

For Separation of Cumulus Cells from Egg Cells prior to In Vitro Fertilization (IVF) Procedures

Prepared For:

Hyalozyme Therapeutics Inc.
Dr. Gregory Frost

Date:

April 29, 2003 (revised 11-1-03)

Avid Bioservices, Inc. Contact:

William Jay Treat Ph.D., Head of Business Development
(714) 508-6159
jtreat@avidbio.com

14282 Franklin Avenue, Tustin, California 92780

(714)508-6100     FAX: (714)838-9433

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PROJECT OVERVIEW

This proposal contains a summary overview and description of the processes used for the production of OPTIPHASE™, ENHANZE technology for Ophthalmic
Anesthesia and Hyaluronidase rHuPH20 CUMULASE™-IVF for separation of cumulus cells from egg cells prior to In Vitro Fertilization (IVF) procedures. Hyalozyme intends to initiate sales of CUMULASE-IVF rHuPH20 formulation by Q4 2004 under 510(k) approval. It is expected that bulk material for CUMULASE-IVF will be supplied to an external fill finish contractor for filling up to 200,000 1-ug vials. Hyalozyme intends to file an NDA for Optiphase™ in 2004. Avid designed the suggested course of action and processes contained in this proposal based on HYALOZYME’s assumptions on general cell culture processes including base data on expression levels, culture m ethods and purification procedures and yields.

This proposal is for developing biological material for toxicology and commercial introduction (prior to filing the BLA / NDA / PMAA process validation should be performed which will be a very involved project in itself) of a diagnostic and therapeutic protein. The cell line is a Chinese Hamster Ovary (CHO) producing an engineered human PH20 as a soluble glycoprotein at ~10mg/L. Initial information provided by HYALOZYME utilizing a non-optimized process, yields of over 4,000 doses per liter. Avid anticipates that the process will be batch in 100L stirred tank bioreactor for this stage. After evaluation of cell culture performance, fed-batch and perfusion may be considered as options for future requirements. Both upstream and downstream processes will be developed at AVID, but based upon technical information provided by HYALOZYME. Small scale bioreactor data, scale-up and culture parameters will be confirmed in 22.5L system followed by 1 x 100 L shakedown run prior to the cGMP run. AVID would produce three(3) 100L cGMP lots of bulk enzyme.

In addition to the items to be provided to Avid by HYALOZYME under each project stage identified below, the following additional assumptions were used to determine the contents and pricing of this proposal:

    1.  Specifications for achievable cell density and viability, productivity were not available at the time this proposal was developed.

          2.  Specific details regarding the correct glycosylation and sialation patterns with respect to activity. HYALOZYME has indicated that the N-linked glycosylation of the rHuPH20’s are critical for their catalytic activity and stability. Altering the type of glycan modifying a glycoprotein can have dramatic effects on a protein's antigenicity, structural folding, solubility, and stability. Most enzymes are not thought to require glycosylation for optimal enzyme activity. rHuPH20s are thus unique in this regard, that removal of N-linked glycosylation can result in near complete inactivation of the Hyaluronidase activity. The presence of N-linked glycans is critical for generating an active rHuPH20. Complex glycosylation capped with sialation occurs in CHO cells which gives rise to more favorable pharmacokinetics over bovine or desialylated rHuPH20. Sialation is not required for enzymatic activity however.

          3. Prior to using cells in either the process development or manufacturing areas, cells must meet specific industry standards and the most current FDA Points to
             Consider…

         4. In process and final product specifications were not available at the time this document was generated.

        5. At the 9-26-03 meeting in San Diego, the total cost of the project including testing and raw materials was discussed. Issues related to the commercial manufacturing of the product will result in some increase from the original pricing, which was for cGMP manufacturing for clinical material and not for commercial manufacturing. First, the Toxicology material should now be produced under cGMP conditions as decided at the 9-26-03 meeting. If these can come from the first cGMP run then any additional costs will be minimal. Second, glycosylation pattern and specifications were not available at the time of the proposal and represent a significant cost that could be incurred by conducting additional glycosylation assays. Any development activities in the glycosylation area are at an additional charge per new quote. Third, since this is now commercial manufacturing, all assays must be validated, not just qualified as the pricing indicates in the assay table of this document. A revised quote that includes the price for assay validation will be presented. Fourth, ISO certification and CE marking will be on a separate proposal. Fifth, this proposal excludes the cost of cell culture media, MCB-WCB production and the associated testing covered by separate proposal. Sixth, MTX and glycosylation assay development, any filling activities beyond what is contained in this proposal must be on a separate proposal and the cost plus fee for raw materials and testing. Seventh, the purification process and associated resins were not available at the time of this proposal, therefore the costs for resins was an estimate.

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      6. Additional information from 9-26-03 meeting included the anticipation that the purification process will be at room temperature and that the cGMP runs must be conducted under dedicated facilities restriction.

TIMELINE AND ACTIVITIES

The following is a summary of the anticipated steps and pricing associated with the development and manufacturing this enzyme for diagnostic and therapeutic purposes. Please note, to expedite the process, certain activities will occur in parallel instead of in series. For this proposal, it is assumed that both the OPTIPHASE™ and CUMULASE™-IVF will be generated in the same bioreactor run(s).

               Project:                    Project Initiation
               Timeline:      20-30 days
               Cost:        ***
               Start Date:               Per MS Project Timeline

               Process Steps:
•   AVID will coordinate a 1-day group onsite or teleconference meeting to initiate project. The meeting will include manufacturing, quality control, regulatory affairs, process development, and analytical methods development personnel.
•   AVID and HYALOZYME will finalize the project timeline that will detail all necessary project steps.
•   AVID will develop, in template form, all necessary manufacturing BPR’s, Formulation Records and Raw Material Specifications (RMS).
•   AVID will develop all production related documentation including cell culture parameters, purification process parameters and media requirements.
•   AVID will review quality documentation provided by HYALOZYME and generate a list of required SOP’s, testing, raw materials, equipment and Quality documentation necessary for the entire project.
•   AVID and HYALOZYME will establish list of key contacts and dates for pre-scheduled conference calls.

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         Project:        Project Management
    Timeline:                Length of Project
    Cost:                      ***
    Start Date:             Per MS Project Timeline

    Process Steps:
•   AVID will provide HYALOZYME with a dedicated Project Manager.
•   Project Manager will organize meetings.
•   Project Manager will update timelines as necessary.
•   Project Manager will communicate development results.
•   Project Manager will establish conference calls as appropriate.
•   Project Manager will generate and distribute meeting minutes
•   Project Manager will provide status reports prior to any teleconferences.

        Project:        Analytical Methods
             Timeline:                30 to 45 days
             Cost:            ***
             Start Date:             Per MS Project Timeline

             Process Steps:
•   HYALOZYME will provide gold standard purified material if unavailable, AVID will develop material under a separate quote in consultation with  HYALOZYME.
•   AVID will qualify any of the following assays (3 runs per assay to qualify utilizing AVID’s standard assay protocol and final report format)
          appropriate for this product and as determined by CLIENT. Qualification documentation includes client specific protocols and final reports.
•   AVID will run additional samples for on-going projects as per fee in column 4 of Table 1 once the assay is qualified.
•   Any assay development work will be billed separately under a separate project. HYALOZYME will provide appropriate assistance to train Avid personnel for any specific assays transferred from HYALOZYME to AVID.
•   Excludes any dedicated columns or equipment specific to assay development or testing of product not specifically specified below.

Table 1

Assay	Setup and Test Fee	Cost to Qualify Assay (3x Runs)	Each Additional Sample After Assay Qualification

PAGE[1] (reducing)	$1,000 up to 4 samples	$3,000	$850 up to 4 samples

PAGE (non-reducing)	$1,000 up to 4 samples	$3,000	$850 up to 4 samples

IEF	$1,000 up to 4 samples	$3,000	$275

CIEF Column (dedicated)	$1200 (includes up to 10 samples) $300	$3600 $300	$1000 (includes up to 10 samples) $300

ELISA Based Potency Assays	$1000 (includes 1 sample)	$3000	$50 per sample up to 10

A280	$125 (includes 2 samples)	$375	$50 per sample

PH	$50 (includes 2 samples)	$150	$25 per sample

Endotoxin (LAL)	$550 + $100 per sample up to 20 per plate	$1650	$100 per sample up to 20 per plate

Glycosylation -Profiling	$3500 up to 5 samples	TBD	$500

Glycosylation -Sequencing	$3500 including 1 band	TBD	$1500 per band

HPLC-SEC Column (dedicated)	$600 (includes up to 2 samples) $1200	$1800 $1200	$600

Peptide Mapping	TBD	TBD	TBD

N-Terminal Sequencing (non-GMP)	$350	$1050	$350

Bioassay	TBD	TBD	TBD

Conductivity	$50 (includes 2 samples)	$150	$25 per sample

CHO Proteins	TBD	TBD	TBD

1   PAGE bands can be visualized with either comassie or silver stain.

        Project:         Upstream Process Transfer and Media Selection
   Timeline:   30 to 45 days
        Cost:             ***
        Start Date:     Per MS Project Timeline

Process Steps:
                      •   HYALOZYME will transfer to AVID all available cell culture data available for the production cell line, however AVID recognizes that AVID will likely develop this information for HYALOZYME.
•   AVID will identify the required materials for the media selection research bioreactor runs.
•   AVID will establish cell culture of the HYALOZYME cell line including static and spinner flask culture up to 1 liter spinner flask scale.
•   AVID will determine nutrient usage and productivity in 1 liter spinner flasks using the selected media.
•   AVID will prepare a final report in its standard format.
•   Excludes raw materials, supplies, outside testing, shipping, and other external costs as deemed necessary to complete the project.

        Project:      Upstream Process Development
        Timeline:    30-60 days
        Cost:               ***
                  Start Date:      Per MS Project Timeline

        Process Steps:
                                     •   AVID will perform one research run at 22.5 liter scale to verify cell growth, density, productivity and viability prior to shakedown run.
•   AVID will purify research run material under Downstream Process Development mentioned below.
•   AVID will perform analytical testing (in-house assays as per Table 1) required of the specifications (excluding any special equipment) of the research run material. All in-house testing will be billed per fees list in Analytical Methods Transfer section. External testing required of the specifications will be billed as defined in the General Terms section.
•   AVID will perform an analysis of cell culture conditions including feed strategy.
•   AVID will generate a final report including recommendations for shakedown run conditions and parameters in its standard format.
•   Excludes raw materials, supplies, outside testing, shipping, and other external costs as deemed necessary to complete the project.

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        Project:     Downstream Process Development
        Timeline:   30-60 days
        Cost:         ***
        Start Date:     Per MS Project Timeline

        Process Steps:
                                      •   AVID will purify bulk filtrate supplied either by HYALOZYME or from the research bioreactor runs performed at AVID.
•   AVID will perform capacity, yield and purity studies using Avid’s standard purification process.
•   AVID will perform one (1) AKTA purification process to verify SOP’s/BPR’s for GMP manufacturing using 22.5L material from upstream process development.
•   AVID will perform one (1) scaled-up purification process to verify SOP’s/BPR’s for GMP manufacturing using 100L shakedown material.

        Project:     Shakedown Run
        Timeline:        20-30 days
        Cost:              ***
        Start Date:     Per MS Project Timeline

                  Process Steps:
                       •   AVID will perform non-clinical shakedown run(s) at the 100L scale to evaluate BPRs, SOPs and other production related documents including personnel training.
•   AVID will analyze data from the runs to verify cell culture parameters, feeding strategies and purification parameters.
•   Cell material from the run will be purified according to BPRs by AVID.
•   AVID will generate a final batch report summarizing the run in AVID’s standard format.
•   AVID will review any changes implemented during shakedown run with HYALOZYME prior to cGMP runs.
•   Excludes raw materials, supplies, outside testing, shipping, and other external costs as deemed necessary to complete the project.
•   *Option: In order to get clinical material from the shakedown run at 100 L scale the batch has to be produced in compliance to QA requirements at Avid. Ideally a shake-down run at 100 L will generate information that can be used for developing the necessary controls for a CGMP run.

        Project:     cGMP Documentation
        Timeline:   30 to 45 days
        Cost:              ***
        Start Date:     Per MS Project Timeline

             Process Steps:
•   AVID will generate draft BPR’s, formulation records, test methods and sampling plan from upstream and downstream development activities.
•   AVID will review any changes implemented during shakedown runs with HYALOZYME
•   AVID will route cGMP documents to HYALOZYME for approval with a two pass limit. Once HYALOZYME has approved cGMP documentation, they will be implemented into AVID’s system and issued by the QA Department. Manufacturing of cGMP material will not be initiated until all necessary documents have been signed.

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        Project:     cGMP Manufacturing
        Timeline:   30 days
        Cost:              ***
        Start Date:     Per MS Project Timeline

                  Process Steps:
•   AVID will perform cGMP 100 liter batch manufacturing run to produce clinical material for both OPTIPHASE™ and CUMULASE™-IVF.
•   AVID will perform in process and final bulk product testing of in-house assays.
•   AVID will arrange all outside testing
•   AVID will generate a certificate of analysis for the final bulk product.
•   AVID will provide one copy of AVID’s standard BPR.
•   Excludes raw materials, supplies, outside testing, shipping, and other external costs as deemed necessary to complete the project.

        Project:     Viral Clearance / Inactivation Validation Studies
        Timeline:        30 to 60 days
        Cost:              ***
        Start Date:      Per MS Project Timeline

                  Process Steps:
•   AVID will develop a scaled-down purification process.
•   AVID will qualify the scaled-down purification process by comparing it to the large scale process using SDS PAGE, SEC-HPLC, A280, and
           pH.
•   AVID will write a scale down protocol and scale-down report in AVID’s standard format.
•   AVID will transfer the process to a contract facility and will perform the viral spiking studies at the testing facility.
•   AVID will write a final report of the viral spiking studies.
•   Excludes raw materials, supplies, outside testing, shipping, and other external costs as deemed necessary to complete the project.

        Project:    CMC Documentation
        Timeline:       30 days
        Cost:             ***
        Start Date:    Per MS Project Timeline

             Process Steps:
•   AVID will generate the CMC documentation for an IND and/or NDA filing.
•   AVID will route CMC documentation to HYALOZYME for approval with a two pass limit.
•   AVID will implement changes as requested by HYALOZYME.
•   AVID will perform a final review of the CMC section by in-house regulatory.

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        Project:    Stability Testing
        Timeline:       Length of Study
        Cost:             ***
        Start Date:    Per MS Project Timeline

        Process Steps:
•   Stability testing for bulk drug substance and finished product can be provided in compliance with ICH guidelines, internal policies and procedures. Stability testing will include the execution of a protocol approved by both parties to include time points to be tested, stability conditions, orientation of samples and types of tests to be performed. The costs to perform stability testing will be based on these parameters and requirements.

        Project:    Media and Water Fills (CUMULASE™)
        Timeline:      10 days
        Cost:            ***
        Start Date:   Per MS Project Timeline

        Process Steps:
•   Avid will generate protocol for media and water fills.
•   AVID will fill up to 250 vials under Class 100 conditions
•   AVID will write Media and Water fill Report summarizing fill and environmental data.
•   Excludes raw materials, supplies, outside testing, shipping, and other external costs as deemed necessary to complete the project.

        Project:    cGMP Filling (CUMULASE™)
        Timeline:      10 days
        Cost:            ***
        Start Date:   Per MS Project Timeline

        Process Steps:
•   AVID will fill up to 250 vials under Class 100 conditions
•   AVID will perform Visual Inspection of vials under current SOP.
•   AVID to label and package filled product using existing labeling and packaging methods.
•   AVID will procure vials, stoppers, overseals, labels and packaging.
•   Excludes raw materials, supplies, outside testing, shipping, and other external costs as deemed necessary to complete the project.
•   Excludes shipping validation studies

GENERAL TERMS

Final Agreement. AVID and HYALOZYME shall use their reasonable and best efforts to enter into a definitive “Agreement for Services” within 60 days of signing the “Project Proposal”.

Payment Terms. All amounts are in U.S. dollars. Payments are due and payable for each project step as follows:

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	Total	Outside Costs	Amount Due Upon Initiation of Each Project Step	%	Amount Due Upon Completion of Fermentation	%	Amount Due Upon Issuance of Final Report or Test Results	%

Project Initiation	***		***	***	***	***	***	***
Project Management ($3,000 due monthly)	***		***	***	***	***	***	***
Analytical Methods Transfer	***	***	***	***	***	***	***	***
Upstream Process Transfer & Media	***	***	***	***	***	***	***	***
Upstream Process Development	***	***	***	***	***	***	***	***
Downstream Process Development	***	***	***	***	***	***	***	***
cGMP Documentation	***		***	***	***	***	***	***
Viral Clearance Validation	***	***	***	***	***	***	***	***
100L Shakedown Run	***	***	***	***	***	***	***	***
100L Clinical Run (3x)	***	***	***	***	***	***	***	***
CMC Documentation	***		***	***	***	***	***	***
Media & Water Fills	***	***	***	***	***	***	***	***
Final Product Fills	***	***	***	***	***	***	***	***
Raw Materials, Testing, etc.*	***
Stability Studies	***

Total	***		***		***		***

All other Invoices will be due and payable within 30 days of invoicing.

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Following table provides estimates of raw material usage (excluding cell culture media).
Category*	Est. Pricing	Range

Sterility, mycoplasma, residual DNA, residual proteins, residual Protein A, etc	***

Disposable bags, tubing, filters for buffers,media etc in upstream and downstream	***	***

Purification columns (3)	***	***

Resins-Capture (per L)	***	***

Resins-Polish (per L)	***	***

Resins-Polish ([per L)	***	***

DV-20 filter & conc. (ea)	***	***

Viral Inactivation Suite & Testing (depending on viruses selected-at Phase I usually 1 virus)	***	***

Total	***

Raw Materials. The price of each Project Proposal step excludes all raw materials, supplies, outside testing, in-house testing (unless specified), shipping and handling charges. Primary Materials required to complete the each project step will be billed in advance at cost plus 12%. “Primary Materials” shall include dedicated resins, cell culture media, columns, high end disposables (sterile bags, filters) and any other raw material or equipment with an estimated cost of greater than $500.00 needed to complete the scope of the project set forth in this proposal. Additional raw materials will be billed at cost plus 12% on a monthly basis as incurred during the project. External testing will be billed at cost plus 20% on a monthly basis as incurred during the project. The 12% on primary and additional raw materials covers the many associated tasked including ordering and receiving into inventory. The 20% for external testing includes the shipping of material, reviewing documentation, communications and generation of reports. Invoices are due and payable within 30 days of invoicing.

Travel Expenses. All travel, if pre-approved by HYALOZYME, will be billed at cost.

Scope Changes. Additional work performed outside the scope of this proposal to include but not limited to changes in BPR’s, assays and sampling plans will be billed at $125.00 per hour upon prior written authorization by HYALOZYME.

Documentation Fee. Unless specified under each project step, any additional copies of documents will be billed to client at a rate of $1.50 per page.

Regulatory Inspections. A daily fee of $2500.00 will be charged should as a consequence of this or other related HYALOZYME projects, AVID be inspected by regulatory authorities such as CDRH, CBER, CDER or EMEA. AVID will host the first two days of the FDA pre-approval inspection (PAI), beyond that client will be responsible for above fees. Any due diligence audit in preparation of a PAI by the client will be limited to one day and two auditors at no charged. Additional day(s) with up to two auditors will be billed at the above fee.

Indemnification. HYALOZYME hereby agrees to defend, indemnify, and hold harmless AVID, its Affiliates, officers, employees, or agents, from and against all costs, claims, suits, expenses (including reasonable attorneys’ fees) and damages arising out of or resulting from (i) HYALOZYME's negligent or willful misuse of any Project Data or Product or (ii) any claim that any cell line, raw material, or process provided by HYALOZYME pursuant to this Proposal infringes a valid patent or is a violation of trade secret or other proprietary rights of a third party, and (iii) any Product Liability claim arising out of or resulting from the storage, use or administration of the Product, provided such claim does not arise out of or result from any injury to or death of any person or damage to property which arises out of or in connection with any negligent or willful misconduct or omission by AVID relating to the performance of this Agreement.

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AVID shall indemnify, defend and hold harmless HYALOZYME, its Affiliates, officers, employees, or agents, from and against all costs, claims, suits, expenses (including reasonable attorneys’ fees) and damages arising out of or resulting from (i) any injury to or death of any person or damage to property which arises out of or in connection with any negligent or willful misconduct or omission by AVID relating to the performance under this Proposal or (ii) any claim that any material or service provided by AVID in the course of the Project infringes a valid patent or is a violation of trade secret or other proprietary rights of a third party.

Terms. All terms offered in this proposal expire 60 days from the date of this proposal. If an agreement to proceed has not been reached by that time, AVID reserves the right to propose changes to any part of this proposal. AVID considers this proposal confidential information under any Confidentiality Agreement entered into with HYALOZYME and is expressly not to be copied or provided to 3rd parties without the expressed written consent from AVID, except as permitted under such agreement.

IN WITNESS THEREOF, the Parties have caused this Proposal to be duly executed as of ____ day of ____________, 2003.

HYALOZYME Therapeutics Inc.

By:_______________________________________

__________________________________________

Print name and Title

AVID BIOSERVICES, INC.

By:_______________________________________

__________________________________________
         Print name and Title

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EXHIBIT B

PROJECT AUTHORIZATION FORM (example)

Project Authorization Number:                                                  SCIENTIST NAME-xxx

Total Costs:  $                                                                                                                                     &a mp;a mp;a mp;n bsp;

Brief Summary of Activities in this Project Authorization
                      Project:    Upstream Process Development
        Timeline:      30-60 days
                     Cost:            $ per day in 22.5L bioreactor (anticipate 7 days in growth mode plus 23 days in perfusion = 30 total x $
                  = $)

        Start Date:   Per MS Project Timeline
                  Process Steps:
• AVID will perform one research perfusion run at 22.5 liter scale to verify cell growth, density, productivity, viability and perfusion parameters.
• AVID will perform standard in-house analytical testing.
• AVID will perform an analysis of cell culture conditions.
• AVID will generate a final report in its standard format.
• Excludes raw materials, supplies, and outside testing, shipping, and other external costs as deemed necessary to complete the project.

Projects:

Project Description	Project Code	Project Cost	Estimated Completion Date

1. 22.5L perfusion development for a 30 days perfusion at $/d 2. Cell culture media @$30/L x 20L/d x 30d 3. Perfusion cartridge (ATF-4) 4. Consumables	270	$ $ $ ea. $ (est.)	TBD

1. Payment terms (___ within 30 days of signing and ___ after completion).
2. As per proposal, raw materials and supplies, in-house and outside testing, shipping, and other costs as deemed necessary to complete the project will be billed at cost plus __%.

Authorization:

           Hyalozyme Therapeutics Inc.                   Avid Bioservices Inc.

           Name:________________________          Name:___William Jay Treat, Ph.D.
           Signature: _____________________   Signature:__________________________
           Title:_________________________   Title:____VP Business Development
           Date:_________________________   Date:______________________________

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EXHIBIT C

QUALITY AGREEMENT

To Be Reviewed Separately From This Agreement and Deliberately Left Blank

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EXHIBIT D

SPECIFICATIONS

Intentionally left blank, specifications to follow and must be agreed to in writing by both parties prior to the initiation of any cGMP activities.

35